As filed with the Securities and Exchange Commission on January 10, 2019

Registration No. 333-224475

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMAZON.COM, INC.

(Exact name of registrant as specified in its charter)

Delaware	5961	91-1646860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

410 Terry Avenue North

Seattle, WA 98109-5210

(206) 266-1000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David A. Zapolsky

Senior Vice President, General Counsel, and Secretary

Amazon.com, Inc.

410 Terry Avenue North

Seattle, WA 98109-5210

(206) 266-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Andrew L. Fabens

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, NY 10166-0193

(212) 351-4000

Approximate date of commencement of proposed sale to the public: Not Applicable. Deregistration of securities that were not sold pursuant to this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-4 Registration No. 333-224475 (the “Registration Statement”) filed by Amazon.com, Inc. (the “Company”) with the Securities and Exchange Commission on April 27, 2018 and declared effective on May 7, 2018, relating to the Company’s 1.900% Notes due August 21, 2020, 2.400% Notes due February 22, 2023, 2.800% Notes due August 22, 2024, 3.150% Notes due August 22, 2027, 3.875% Notes due August 22, 2037, 4.050% Notes due August 22, 2047, and 4.250% Notes due August 22, 2057.

The Company has terminated the offering of its securities pursuant to the Registration Statement and hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this 10th day of January, 2019.

AMAZON.COM, INC.

By:	/s/ Mark F. Hoffman
Mark F. Hoffman
Vice President & Associate General Counsel and Assistant Secretary

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement on Form S-4.

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